Exhibit 99

Rowan Reports Third Quarter 2015 Results

HOUSTON, Nov. 3, 2015 /PRNewswire/ -- For the three months ended September 30, 2015, Rowan Companies plc ("Rowan" or the "Company") (NYSE: RDC) reported a net loss of $239.4 million, or $1.92 per share. The current quarter includes a noncash asset impairment charge of $273.8 million (after tax), or $2.19 per share, a $75.3 million income tax charge, or $0.60 per share, related to a valuation allowance on the Company's net U.S. deferred tax assets, and a $1.7 million legal settlement charge (after tax), or $0.01 per share. Excluding the impact of these items, net income as adjusted was $111.4 million or $0.89 per share in the third quarter of 2015. Net income for the prior-year quarter was $119.6 million or $0.96 and included a net income tax benefit which increased net income by approximately $41.0 million, or $0.33 per share. Excluding the impact of this income tax benefit, net income was $78.6 million or $0.63 per share in the third quarter of 2014.

Rowan's revenues were $545.4 million in the third quarter of 2015, an increase of 17% over the prior-year quarter due primarily to the contributions from the Company's four newbuild ultra-deepwater drillships.

Tom Burke, President and Chief Executive Officer, commented, "I am very pleased with our third quarter results, despite challenging market conditions. This strong performance was primarily due to earnings from our four, fully-utilized drillships, continued cost control success and outstanding uptime performance. In addition, we added nearly ten years of jack-up contract backlog during the quarter."

"Given the uncertainty of the duration of the current industry cycle, we remain focused on maintaining the strength of our solid balance sheet and believe our conservative financial approach will serve us well as we navigate through this business cycle."

Rowan will conduct its earnings conference call on Tuesday, November 3, 2015, at 10:00 a.m. Central Time. Interested parties are invited to listen to the call by telephone or over the Internet. Individuals who wish to participate on the conference call by telephone may dial (877) 201-0168, or internationally (647) 788-4901. The conference ID is 77199246. You should dial-in approximately five to 10 minutes prior to the scheduled start time. Alternatively, to access the online simulcast and rebroadcast of the conference call, please visit Rowan's website at www.rowan.com. You should connect to our website at least 15 minutes prior to the conference call to register, and download any necessary software.

Rowan is a global provider of contract drilling services with a fleet of 32 mobile offshore drilling units, comprised of 28 jack-up rigs and four ultra-deepwater drillships. The Company's fleet operates worldwide, including the United States Gulf of Mexico, the United Kingdom and Norwegian sectors of the North Sea, the Middle East, Southeast Asia, and Trinidad. The Company's Class A Ordinary Shares are traded on the New York Stock Exchange under the symbol "RDC." For more information on the Company, please visit www.rowan.com.

Statements herein that are not historical facts are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected business, financial performance and prospects of the Company. These forward-looking statements are based on our current expectations and are subject to certain risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include oil and natural gas prices, the level of offshore expenditures by energy companies, variations in energy demand, changes in day rates, cancellation or renegotiation by our customers of drilling contracts, letter agreements or letters of intent or the exercise of early termination provisions, risks associated with fixed cost drilling operations, cost overruns or delays on shipyard repair, construction or transportation of drilling units, maintenance and repair costs, costs or delays for conversion or upgrade projects, operating hazards and equipment failure, risks of collision and damage, casualty losses and limitations on insurance coverage, customer credit and risk of customer bankruptcy, conditions in the general economy and energy industry, weather conditions and severe weather in the Company's operating areas, increasing complexity and costs of compliance with environmental and other laws and regulations, changes in tax laws and interpretations by taxing authorities, civil unrest and instability, terrorism and hostilities in our areas of operations that may result in loss or seizure of assets, the outcome of disputes and legal proceedings, effects of the change in our corporate structure, and other risks disclosed in the Company's filings with the U.S. Securities and Exchange Commission. Each forward-looking statement speaks only as of the date hereof, and the Company expressly disclaims any obligation to update or revise any forward-looking statements, except as required by law.

Non-GAAP Measures

We report our financial results in accordance with generally accepted accounting principles (GAAP) in the United States. However, in our earnings release and during our earnings calls we may reference company information that does not conform to GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and allows investors to better evaluate the financial results of the Company. However, these measures should not be viewed as an alternative to or substitute for GAAP measures of performance, and these non-GAAP measures may not be consistent with previously published Company reports on Forms 10-K, 10-Q and 8-K. Non-GAAP measures we may reference have been reconciled to the nearest GAAP measure in the table entitled Reconciliation of GAAP to Non-GAAP Financial Measures below.

ROWAN COMPANIES PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited (In Millions)

	September 30,	December 31,
	2015	2014

ASSETS

Cash and cash equivalents	$ 290.5	$ 339.2
Accounts receivable	508.3	545.2
Other current assets	37.5	56.7
Total current assets	836.3	941.1
Property, plant and equipment - net	7,468.7	7,432.2
Other assets	36.7	37.9
TOTAL	$ 8,341.7	$ 8,411.2

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$ 119.0	$ 102.8
Other current liabilities	199.7	230.4
Total current liabilities	318.7	333.2
Long-term debt	2,806.7	2,807.3
Other liabilities	571.4	579.3
Stockholders' equity	4,644.9	4,691.4
TOTAL	$ 8,341.7	$ 8,411.2

ROWAN COMPANIES PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited (In Millions Except Per Share Amounts)

	THREE MONTHS		NINE MONTHS
	ENDED SEPTEMBER 30		ENDED SEPTEMBER 30
	2015	2014	2015	2014

REVENUES	$ 545.4	$ 467.7	$ 1,601.2	$ 1,268.2

COSTS AND EXPENSES:
Operations	247.6	246.9	757.3	711.9
Depreciation and amortization	104.1	81.5	289.2	230.1
Selling, general and administrative	29.7	33.0	88.4	92.1
Loss on disposals of property and equipment	2.3	0.1	2.1	1.7
Material charges, settlements and other expenses	332.3	-	337.3	(12.6)
Total	716.0	361.5	1,474.3	1,023.2
INCOME (LOSS) FROM OPERATIONS	(170.6)	106.2	126.9	245.0
Net interest and other income (expense)	(42.9)	(25.0)	(107.0)	(73.2)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(213.5)	81.2	19.9	171.8
Income tax benefit	25.9	(38.4)	50.9	(36.2)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(239.4)	119.6	(31.0)	208.0
Discontinued operations, net of tax	-	-	-	4.0
NET INCOME (LOSS)	$ (239.4)	$ 119.6	$ (31.0)	$ 212.0

PER SHARE AMOUNTS:
Income (loss) from continuing operations	$ (1.92)	$ 0.96	$ (0.25)	$ 1.68
Discontinued operations, net of tax	$ -	$ -	$ -	$ 0.03
Net income (loss)	$ (1.92)	$ 0.96	$ (0.25)	$ 1.71

AVERAGE SHARES	124.8	125.1	124.5	124.8

NOTE: See page 6 for supplemental operating information.

ROWAN COMPANIES PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited (In Millions)

	NINE MONTHS
	ENDED SEPTEMBER 30
	2015	2014
CASH PROVIDED BY (USED IN):
Operations:
Net income	$ (31.0)	$ 212.0
Adjustments to reconcile net income to net
cash provided by operations:
Depreciation and amortization	290.1	230.1
Deferred income taxes	(0.7)	(42.7)
Loss (Gain) on disposals of assets	2.1	(0.2)
Impairment charges	329.8	-
Other - net	33.8	(6.5)
Net changes in current assets and liabilities	32.0	(193.0)
Net changes in other noncurrent assets and liabilities	2.8	0.5
Net cash provided by operations	658.9	200.2

Investing activities:
Property, plant and equipment additions	(674.8)	(1,367.4)
Proceeds from disposals of property, plant and equipment	5.1	9.8
Net cash used in investing activities	(669.7)	(1,357.6)

Financing activities:
Proceeds from borrowings, net of issue costs	220.0	792.7
Repayments of borrowings	(220.0)
Payment of cash dividends	(37.9)	(25.1)
Other, net	-	4.7
Net cash provided by (used in) financing activities	(37.9)	772.3

DECREASE IN CASH AND CASH EQUIVALENTS	(48.7)	(385.1)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	339.2	1,092.8
CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 290.5	$ 707.7

ROWAN COMPANIES PLC
SUPPLEMENTAL OPERATING INFORMATION
Unaudited

	THREE MONTHS ENDED
	September 30,	June 30,	September 30,
	2015	2015	2014

RIG DAYS:
Operating	2,275	2,238	2,396
Out of service (shipyard/transit/inspections/other)	97	68	209
Idle (uncontracted)	373	373	45
Operational downtime (off rate during rig operations)	35	66	18
Cold stacked	164	273	184
Total available	2,944	3,018	2,852

Utilization	77%	74%	84%
Utilization (excluding cold-stacked rigs)	82%	82%	90%

AVERAGE DAY RATES (in thousands):
Jack-ups:
North Sea	$ 274.3	$ 269.1	$ 283.6
Middle East	130.5	128.4	141.1
Gulf of Mexico	73.8	87.2	144.3
All jack-up rigs	165.3	171.1	174.3
Drillships	$ 610.9	$ 620.2	$ 660.2

OPERATIONS COSTS AND EXPENSES (in millions):
Personnel (a)	$ 165.6	$ 177.1	$ 160.9
Repairs and maintenance	37.6	33.0	42.9
All other	32.6	30.7	32.0
Subtotal (excluding rebillables)	$ 235.8	$ 240.8	$ 235.8
Rebillables (equally offset with rebillable revenue)	11.8	13.1	11.1

Total	$ 247.6	$ 253.9	$ 246.9

	(a) Includes labor, fringes, training, travel and catering costs.

ROWAN COMPANIES PLC
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	THREE MONTHS		NINE MONTHS
	ENDED SEPTEMBER 30		ENDED SEPTEMBER 30
	2015	2014	2015	2014
NET INCOME:
GAAP NET INCOME	$ (239.4)	$ 119.6	$ (31.0)	$ 212.0
Litigation charge (proceeds), net of tax	1.7	-	4.9	(20.9)
Non-cash asset impairment charges, net of tax	273.8	-	273.8	8.3
Discrete tax item	75.3	(41.0)	75.3	(41.0)
Discontinued operations, net of tax	-	-	-	(4.0)
NON-GAAP NET INCOME	$ 111.4	$ 78.6	$ 323.0	$ 154.4

DILUTED INCOME PER SHARE*:
GAAP NET INCOME PER SHARE	$ (1.92)	$ 0.96	$ (0.25)	$ 1.70
Litigation charge (proceeds), net of tax	0.01	-	0.04	(0.17)
Non-cash asset impairment charges, net of tax	2.19	-	2.19	0.07
Discrete tax item	0.60	(0.33)	0.60	(0.33)
Discontinued operations, net of tax	-	-	-	(0.03)
NON-GAAP NET INCOME PER SHARE	$ 0.89	$ 0.63	$ 2.58	$ 1.24

ADJUSTED EARNINGS BEFORE INTEREST, TAXES AND DEPRECIATION (EBITDA)
GAAP NET INCOME	$ (239.4)	$ 119.6	$ (31.0)	$ 212.0
Litigation charge (proceeds)	2.6	-	7.6	(20.9)
Non-cash asset impairment charges	329.8	-	329.8	8.3
Interest (income) expense and other, net	42.9	25.0	107.0	73.2
Depreciation and amortization	104.1	81.5	289.2	230.1
Income tax expense (benefit)	25.9	(38.4)	50.9	(36.2)
Discontinued operations, net of tax	-	-	-	(4.0)
NON-GAAP ADJUSTED EBITDA	$ 265.9	$ 187.7	$ 753.5	$ 462.5

* Per share amounts may not sum due to rounding.

CONTACT: Chris Pitre, Director, Investor Relations and Corporate Development, chris.pitre@rowancompanies.com, +1 713 968 6642; or Carrie Prati, Manager, Marketing and Investor Relations, carrie.prati@rowancompanies.com, +1 713 960 7581